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                                                                  EXHIBIT 17


                  EXECUTIVE SUPPLEMENTAL DEFINED CONTRIBUTION
                               BENEFIT AGREEMENT


    THIS AGREEMENT, made and entered into this 30th day of March, 1995 ("Effective Date"), by and between Elco Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, and its subsidiaries ("Corporation"), and John C. Lutz, ("Executive").


                                  WITNESSETH:

    WHEREAS, the Executive is in the employ of the Corporation and is serving the Corporation as the President and Chief Executive Officer of Elco Industries. Inc.; and

    WHEREAS, the Corporation desires to provide the Executive with a supplemental benefit subject to all of the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:


                                   ARTICLE 1

    1.1 Account. An account shall be maintained in the name of the Executive on the books of the Corporation ("Account").

    (a) Credits to Account. As of the Effective Date, for each calendar month during the period of July 1, 1994 through the Effective Date, an amount equal to 15.8 percent (or such other percent as may from time to time be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) of the monthly base salary payable to the Executive by the Corporation for such month shall be credited to the Executive's Account. As of the last day of each calendar month thereafter, an amount shall be credited to the Executive's Account which is equal to 15.8 percent (or such other percent as may from time to time be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) of the monthly base salary payable to the Executive by the Corporation for such month. The aforementioned amounts shall cease to be credited to an Executive's Account as of the last day of the calendar month in which occurs the Executive's Benefit Date (as defined in Section 1.2), voluntary termination of employment with the Corporation or discharge by the Corporation (with or without cause), death, Permanent Disability (as defined in Section 3.1) or termination of this Agreement pursuant to Section 4.2. In addition to the amounts based on the Executive's monthly base salary described above, there shall be a monthly credit to the Executive's Account as of the last day of each calendar month equal

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to 0.5654 percent (or such other percent as may from time to time be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) multiplied by the Executive's Account balance as of the last day of the preceding calendar month. This credit shall continue until, as is applicable, the Executive's Retirement Payment Commencement Date described in Section 1.2, Early Benefit Payment Commencement Date described in Article 2 or Article 3, voluntary termination of employment with the Corporation or discharge by the Corporation as described in Section 4.1 or 8.1 or termination of this Agreement as described in Section 4.2. Notwithstanding the foregoing, with respect to each calendar month during the period of July 1, 1994 through the Effective Date, the monthly credit amounts shall be determined as described above, but credited to the Executive's Account as of the Effective Date.

    (b) Monthly Base Salary Definition. For purposes of this Section 1.1, "monthly base salary payable to the Executive by the Corporation for such month" shall mean the monthly base salary payable to the Executive by the Corporation determined on the first day of relevant calendar month without any reductions made to it for tax or employee benefit plan purposes (including, but not limited to, any reductions made to the Executive's actual compensation for the relevant calendar month pursuant to an Internal Revenue Code Section 125 or 401(k) plan or a nonqualified deferred compensation plan) and without any adjustments made to it for any change in the Executive's monthly base salary rate after the first day of the relevant calendar month.

    1.2 Supplemental Benefit. If the Executive shall continue in the employment of the Corporation until he attains the age of sixty-five (65), the date of such occurrence is hereby established to be October 29, 2003 for purposes hereof (the "Benefit Date"), and he retires from active daily employment with the Corporation not later than the first day of the calendar month coinciding with or next following the Benefit Date, or such later date as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion ("Retirement Date"), then the Corporation agrees that it will pay to the Executive an amount equal to the Annual Amount on the first day of the second calendar month following the Executive's Retirement Date (the "Retirement Payment Commencement Date") and on each of the successive fourteen anniversary dates of that date, until he has received a total of fifteen (15) equal payments of the Annual Amount. The aggregate amount of such fifteen (15) equal payments of the Annual Amount is hereinafter referred to as the "Supplemental Benefit". With respect to the Supplemental Benefit:

    (a) Annual Amount. The "Annual Amount" shall be calculated so that the present value of the fifteen (15) equal payments of the Annual Amount, when discounted at 7 percent (or such other percent as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) per annum, is


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equal to the balance of the Executive's Account as defined in Section 1.1 on the
Retirement Payment Commencement Date.

    (b) Acceleration of Payments. The timing of the payments comprising the Supplemental Benefit may be accelerated by the Board of Directors of Elco Industries, Inc., in its sole discretion.

    (c) Early Retirement Benefit Amount. In the event of the Executive's retirement prior to the Benefit Date, no benefit shall be payable except in such amount and upon such terms as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion.

    (d) Death Benefit Amount. In the event that the Executive retires and is entitled to a Supplemental Benefit pursuant to this Section 1.2, but dies before receiving the entire Supplemental Benefit, then the remaining payments shall be made in accordance with the foregoing schedule to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. In the absence of any effective designation of beneficiary, any such remaining amounts shall be payable to the Executive's duly qualified executor or administrator.


                                   ARTICLE 2

    2.1 Death Prior to Retirement. In the event that the Executive should die while actively employed by the Corporation at any time after the Effective Date of this Agreement, the Corporation shall pay the Supplemental Benefit described in this Article 2 to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation.
In the absence of any effective designation of a beneficiary, any amounts payable under this Article 2 shall be payable to the Executive's duly qualified executor or administrator.

    2.2 Payment Schedule. Payment of the Supplemental Benefit described in this Article 2 shall be made in accordance with the schedule provided in Section 1.2, except that the date of the Executive's death (the "Early Benefit Date") shall be substituted for the Benefit Date and the first day of the second calendar month coinciding with or next following the Early Benefit Date (the "Early Benefit Payment Commencement Date" ) shall be substituted for the Retirement Payment Commencement Date.

    2.3 Supplemental Benefit - Death. For purposes of this Article 2, the "Supplemental Benefit" shall be the aggregate amount of fifteen (15) equal payments of the Early Annual Amount. The "Early Annual Amount" shall be calculated so that the present value


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of the fifteen (15) equal payments of the Early Annual Amount, when discounted at 7 percent (or such other percent as determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) per annum, is equal to the Early Benefit Amount on the Early Benefit Payment Commencement Date. The "Early Benefit Amount" shall be the greater of the following two amounts:

    (a) Account Balance. The balance of the Executive's Account as defined in Section 1.1 on the Early Benefit Date; or

    (b) Projected 5-Year Account Balance. $303,087, or such greater dollar amount as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion.


                                   ARTICLE 3

    3.1 Disability Prior to Retirement. "Permanent Disability" for purposes of this Agreement means the Executive's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties which inability is reasonably contemplated to continue for at least one (1) year from its inception, as determined by the Board of Directors of Elco Industries, Inc. In the event that during the period of active daily employment prior to termination of his employment with the Corporation the Executive shall incur a Permanent Disability, the Corporation shall pay the Supplemental Benefit described in this Article 3 to the Executive or his legal representative. In the event that the Executive incurs a Permanent Disability, but dies before receiving the entire Supplemental Benefit described in this
Article 3, then the remaining payments shall be made in accordance with the schedule described in this Article 3 to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. In the absence of any effective designation of a beneficiary, any amounts payable under this Article 3 shall be payable to the Executive's duly qualified executor or administrator.

    3.2 Payment Schedule. Payment of the Supplemental Benefit described in this Article 3 shall be made in accordance with Section 2.2 with the date of Permanent Disability as determined by the Board of Directors of Elco Industries, Inc. being the Early Benefit Date.

    3.3    Supplemental Benefit - Permanent Disability.  For purposes of this
Article 3, the "Supplemental Benefit" shall be the amount defined in Article 2.



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                                   ARTICLE 4

    4.1 Voluntary Termination of Service or Discharge Prior to Retirement. In the event that the Executive shall voluntarily terminate his employment with the Corporation or be discharged by the Corporation with or without cause, this Agreement shall terminate upon the date of voluntary termination of employment or discharge and no benefits or payments of any kind are to be made hereunder, except as provided under Section 1.2(c) or 8.1.

    4.2 Other Termination of Benefits. The Corporation reserves the right to terminate this Agreement at any time in the sole discretion of the Board of Directors of Elco Industries, Inc. In the event that Executive is actively employed by the Corporation at the time of such termination, he shall be entitled to the Early Benefit Amount described in Article 2, except that the date of the Agreement's termination shall be substituted for the date of the Executive's death as the Early Benefit Date. The timing and other terms of payment of the Early Benefit Amount to Executive shall be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion, provided that in the event that full payment is deferred more than 30 days after such termination the Corporation shall pay Executive interest compounded annually from the last day of the calendar month in which the Agreement is terminated on the unpaid balance at a floating rate equal to the base rate as then announced from time to time by The First National Bank of Chicago. Full payment of the amounts described in this Section 4.2 shall be made no later than three years after such termination of this Agreement. In the event that the Executive becomes entitled to an Early Benefit Amount pursuant to this Section 4.2, but dies before receiving the entire Early Benefit Amount, then the remaining payments shall be made in the manner described in this Section 4.2 to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. In the absence of any effective designation of a beneficiary, any amounts payable under this Section 4.2 shall be payable to the Executive's duly qualified executor or administrator.


                                   ARTICLE 5

    5.1 Alienability. Neither the Executive, his widow, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation,



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hypothecation, transfer, or disposal of the benefit hereunder the Corporation's liabilities shall forthwith cease and terminate.


                                   ARTICLE 6


    6.1 Participation in Other Plans. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit-sharing, group insurance, bonus stock or similar employee plans which the Corporation may now or hereafter have.


                                   ARTICLE 7

    7.1 No Rights to Assets. The rights of the Executive and his beneficiary shall be solely those of unsecured general creditors of the Corporation. The Executive and his beneficiary shall only have the right to receive from the Corporation those payments as are specified under this Agreement. The Executive agrees that he and his beneficiary shall have no rights or interests whatsoever in any asset of this Corporation.


                                   ARTICLE 8

    8.1 Change of Control. (a) Notwithstanding any provision in this Agreement to the contrary, in the event of any Change of Control while the Executive is actively employed by the Corporation (or if the Executive's voluntary termination of employment with the Corporation or discharge by the Corporation occurs prior to a Change of Control at the request of any individual or entity acquiring ownership or control of Elco Industries, Inc., or is reasonably shown to be related to a prospective Change of Control), the Corporation shall make a lump sum distribution to the Executive within fourteen days after the earlier to occur of (i) the Executive's voluntary termination of employment with the Corporation (including death or Permanent Disability) and
(ii) the Executive's discharge by the Corporation. The amount of the lump sum distribution in either case shall be the present value of a lump sum payment of $721,268 as of the Executive's Benefit Date when discounted at 7 percent (or such other percent as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) per annum; provided that, notwithstanding the foregoing, if the Executive's Benefit Date precedes the date on which the lump sum distribution is made the lump sum distribution shall be equal to the Executive's Account balance as of the date the lump sum distribution is paid, and if the Executive's termination of employment is due to death or Permanent Disability arising after the Change of Control, the amount of the lump sum distribution shall be the Early Benefit


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Amount payable pursuant to Article 2 or 3, as is applicable. If the Executive dies after becoming entitled to such lump sum distribution but before the distribution is made, such distribution shall be made to the Executive's beneficiary, and in the absence of an effective designation of a beneficiary, any such distribution shall be payable to the Executive's duly qualified executor or administrator.

    (b) If the Executive's employment is terminated after a Change of Control, with or without cause, for any reason other than death or on or after the date on which the Executive attains age sixty-five (65), then, during the three-year period after such termination, the Executive shall be included to the extent eligible thereunder in any and all then existing plans providing general benefits of the Corporation's employees, including but not limited to, group life, hospitalization, disability, medical and dental insurance at the expense of the Corporation, or if such termination renders the Executive ineligible to participate in any group plan, the Corporation will purchase such individual insurance policies or other plans providing benefits at least as favorable to the Executive as those provided prior to the termination.

    (c) If the business conducted by the Corporation shall be discontinued other than in a manner considered a Change of Control while the Executive is actively employed by the Corporation, the Corporation shall make a lump sum distribution to the Executive on or prior to the Corporation's discontinuance of business. The amount of the lump sum distribution shall be the present value of a lump sum payment of $721,268 as of the Executive's Benefit Date when discounted at 7 percent as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion) per annum; provided that, notwithstanding the foregoing, if the Executive's Benefit Date precedes the date on which the lump sum distribution is made, the lump sum distribution shall be equal to the Executive's Account balance as of the date the lump sum distribution is paid. If the Executive dies after becoming entitled to such lump sum distribution but before the distribution is made, such distribution shall be made to the Executive's beneficiary, and in the absence of an effective designation of a beneficiary, any such distribution shall be payable to the Executive's duly qualified executor or administrator.

    (d) Notwithstanding any provision in this Agreement to the contrary, in the event of any Change of Control while the Executive is not actively employed by the Corporation but is entitled to one or more payments pursuant to this Agreement, the Corporation shall make a lump sum distribution to the Executive within fourteen days after the Change of Control. The amount of the lump sum distribution shall be the present value of the remaining payment(s) when discounted at 7 percent (or such other percent as may be determined by the Board of Directors of Elco



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

Industries, Inc., in its sole discretion) per annum. If the Executive dies after becoming entitled to such lump sum distribution but before the distribution is made, such distribution shall be made to the Executive's beneficiary, and in the absence of an effective designation of beneficiary, any such distribution shall be payable to the Executive's duly qualified executor or administrator.

    8.2 Taxes - Gross-Up Payment. Section 3 of the Change of Control Agreement between Elco Industries, Inc. and the Executive dated March 30, 1995, as amended (which generally provides for an additional payment to the Executive should any payment, benefit or distribution (or combination thereof) by Elco Industries, Inc. or one or more trusts established by Elco Industries, Inc. for the benefit of its employees be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended), shall be applicable with respect to this Agreement and the benefits provided herein.

    8.3 Change of Control. For purposes of this Article, "Change of Control" means the first to occur of any of the following dates:

    (a) the date the Board of Directors of Elco Industries, Inc. votes to approve:

           (i)   any consolidation or merger of Elco Industries, Inc.;

           (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Elco Industries, Inc. other than any sale, lease, exchange or other transfer to any corporation where Elco Industries, Inc. owns, directly or indirectly, at least seventy percent (70%) of the outstanding voting securities of such corporation after any such transfer; or

           (iii) any plan or proposal for the liquidation or dissolution of Elco Industries, Inc.;

    (b) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by Elco Industries, Inc. or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934
Act) of thirty percent (30%) or more of outstanding $5 par value common stock of Elco Industries, Inc.;

    (c) the date the Board of Directors of Elco Industries, Inc. authorizes and approves any transaction which has either a reasonable likelihood or a purpose of causing, whether directly or indirectly:




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           (i)   $5 par value common stock of Elco Industries, Inc. to be held of record by less than 300 persons; or

           (ii) $5 par value common stock of Elco Industries, Inc. to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association;

    (d) the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of Elco Industries, Inc. shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Elco Industries, Inc. stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

           (i) any member of the Board of Directors of Elco Industries, Inc. at the close of business on March 30, 1995.

           (ii) any member of the Board of Directors of Elco Industries, Inc. who succeeds any Continuing Director described in Section 8.2(d)(i) above if such successor was elected, or nominated for election by Elco Industries, Inc. stockholders, by a majority of the Continuing Directors then still in office; or

           (iii) any director elected, or nominated for election by Elco Industries, Inc. stockholders, to fill any vacancy or newly created directorship on the Board of Directors of Elco Industries, Inc. by a majority of the Continuing Directors then still in office; or

    (e) the date of commencement by any entity, person, or group (including any affiliate thereof, other than Elco Industries, Inc.) of a tender offer or exchange offer for more than twenty percent (20%) of the outstanding $5 par value common stock of Elco Industries, Inc.


                                   ARTICLE 9

    9.1 Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement and to employ or designate any person or organization to advise or perform services with respect




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to the Corporation's responsibilities under this Agreement and to allocate to such person or organization all, or part of, the responsibility for the operation and administration of this Agreement.


                                   ARTICLE 10

    10.1 Assignment; Successors. Except as otherwise provided herein, this Agreement shall be binding upon, inure to the benefit of and be enforceable by Elco Industries, Inc. and the Executive and their respective heirs, personal or legal representatives, executors, administrators, successors, assigns, distributees, divisees and legatees. If Elco Industries, Inc. shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. Elco Industries, Inc. will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Elco Industries, Inc. by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Elco Industries, Inc. would be required to perform it if no such succession had taken place. The provisions of this Section
10.1 shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.


                                   ARTICLE 11

    11.1 Amendment and Waiver. This Agreement shall not be amended, altered or modified except by written agreement signed by the parties hereto, or their respective successors or permitted assigns. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Article 8 and all Change of Control provisions applicable to the Executive and contained in this Agreement shall remain in effect through the date of a Change of Control, and for such period thereafter as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects the Executive without the Executive's prior written approval.


                                   ARTICLE 12

    12.1 Communications. Any notice or communication required of either party with respect to this Agreement shall be




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made in writing and may either be delivered personally or sent by registered or certified mail, return receipt requested, to:

           If to the Corporation:

           Elco Industries, Inc.
           1111 Samuelson Road
           Rockford, Illinois 61125-7009

           If to the Executive:

           John C. Lutz
           7828 McCurry Rd.
           Roscoe, IL  61073

Each party shall have the right by written notice to change the place to which any notice may be addressed.


                                   ARTICLE 13

    13.1 Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.

    13.2 Not in Lieu of Other Compensation. The salary continuation benefits provided by this Agreement are granted by the Corporation as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.


                                   ARTICLE 14

    14.1 Claims Procedure. If an Executive or the Executive's beneficiary (or qualified executor or administrator) fails to receive benefits to which such Executive or beneficiary (or qualified executor or administrator) feels entitled under this Agreement, such Executive or beneficiary (or qualified executor or administrator) shall submit a claim for such benefits in writing to the Corporation within 60 days of the date the Executive or beneficiary (or qualified executor or administrator) would have received such benefits if so entitled. Such claim shall be reviewed by the Corporation. If the claim is denied, in full or in part, the Corporation shall provide a written notice in a manner calculated to be understood by the claimant within 90 days setting forth the specific reasons for denial, specific reference to the provisions of this Agreement upon which the denial is based, and




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any additional material or information necessary to perfect the claim, if any, and an explanation of why such material or information is necessary. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

    If a claim is denied in full or in part and a review is desired, the Executive or his beneficiary (or qualified executor or administrator) shall so notify the Corporation in writing within 60 days after receiving a denial of claim and a claim shall be deemed denied if the Corporation does not take any action within the aforesaid 90-day period. In requesting a review, the Executive or his beneficiary (or qualified executor or administrator) may review this Agreement or any documents relating to it and submit any written issues and comments he may feel appropriate. In its sole discretion, the Corporation shall then review the claim and provide a written decision within 60 days after receipt of the request for review unless special circumstances require an extension of time for processing in which case a decision shall be rendered as soon as possible, but no later than 120 days after receipt of a request for review. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based and be written in a manner calculated to be understood by the claimant.

    All determinations made by the Corporation shall be conclusive upon the Executive, his beneficiary (or qualified executor or administrator) or any other person claiming benefits pursuant to this Agreement.


                                   ARTICLE 15

    15.1 Withholding for Taxes. Notwithstanding any other provision of the Agreement, the Corporation may withhold from any payment to be made pursuant to this Agreement such amounts as may be required for purposes of complying with the tax withholding provisions of the Internal Revenue Code of 1986, as amended, any state's income tax act or any applicable similar laws.


                                   ARTICLE 16

    16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Illinois.

    16.2 Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois, or, at the option of the Executive, in the county where the Executive then resides, in accordance with the Rules of the American Arbitration Association then in effect, except that if the Executive institutes an action




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

relating to this Agreement, the Executive may, at the Executive's option, bring that action in a court of competent jurisdiction. Judgement may be entered on an arbitrator's award relating to this Agreement in any court having jurisdiction. Notwithstanding the pendency of any dispute in connection with this Agreement, Elco Industries, Inc. will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section
16.2. Amounts paid under this Section 16.2 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

    16.3 Costs of Proceedings. Elco Industries, Inc. shall pay all costs and expenses, including attorneys' fees and disbursements, at least monthly, of the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by Elco Industries, Inc. or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, except that if the Executive instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds the Executive instituted the proceeding in bad faith, the Executive shall pay all costs and expenses, including attorney's fees and disbursements, of Elco Industries, Inc. Elco Industries, Inc. shall pay prejudgment interest on any money judgment obtained by the Executive as a result of such a proceeding, calculated at the rate which The First National Bank of Chicago announces from time to time as its base lending rate as in effect from time to time, from the date that payment should have been made to the Executive under this Agreement.


                                   ARTICLE 17

    17.1 Headings. The headings used in this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.

    17.2 Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each other provision shall to the full extent consistent with the law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with the law continue in full force and effect.




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

    17.3 Gender and Number. The masculine pronoun whichever used herein shall be deemed to include the feminine and the neuter, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular wherever the context requires.


                                   ARTICLE 18

    18.1 No Duplication of Benefits. Notwithstanding any provision of this Agreement to the contrary, the Executive shall not receive benefit payments pursuant to this Agreement and the Executive Supplemental Benefit Agreement between Elco Industries, Inc. and the Executive dated February 3, 1993 as amended ("Defined Benefit Agreement") and upon an event entitling the Executive (or his beneficiary or qualified executor or administrator) to a benefit payment under this Agreement or the Defined Benefit Agreement, the Executive (or his beneficiary or qualified executor or administrator) shall only be entitled to benefit payments from this Supplemental Defined Contribution Agreement. Additionally, once an Executive becomes entitled to benefit payments pursuant to this Agreement because of a particular event, he is not eligible to receive benefit payments pursuant to this Agreement because of a different event except to the extent explicitly provided in this Agreement, such as with respect to a subsequent Change of Control or death.

    18.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Corporation and the Executive.

    IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed and the Executive has hereunto set his hand at Rockford, IL (town & state) the day and year first above written.

                                            ELCO INDUSTRIES, INC. and its
                                            subsidiaries

                                            By:  /s/
                                                 ------------------------------

                                            Its: V.P. Administration
                                                 ------------------------------

                                                 /s/ JOHN C. LUTZ
                                                 ------------------------------
                                                 (ADD EXECUTIVE'S NAME)

/s/
--------------------------------
Chairman, Compensation Committee

         EXECUTIVE SUPPLEMENTAL DEFINED CONTRIBUTION BENEFIT AGREEMENT

                          BENEFICIARY DESIGNATION FORM


TO:    Elco Industries, Inc.

FROM:  JOHN C. LUTZ
       ------------------------------------------------------------
DATE:  MAR. 30, 1995
       ---------------------------------------

-------------------------------------------------------------------------------

       In the event of my death prior to my receipt of all payments and benefits due me under the Executive Supplemental Defined Contribution Benefit Agreement dated March 30, 1995, as amended, I hereby designate the person or persons named below who are living at the time of my death to receive all amounts and benefits due me under the terms of such Agreement as follows:

===============================================================================
                                           SOCIAL
                                          SECURITY                   PERCENTAGE
          NAME           ADDRESS           NUMBER     RELATIONSHIP    OF TOTAL
===============================================================================
1. Barbara J. Lutz    7828 McCurry Rd.
                      Roscoe, IL  61073                  Wife            100%
-------------------------------------------------------------------------------
2.

-------------------------------------------------------------------------------
3.

-------------------------------------------------------------------------------
4.

-------------------------------------------------------------------------------
                                                              TOTAL:     100%
===============================================================================

    I hereby revoke all prior Beneficiary Designations made previously and expressly reserve the right to change or revoke this Beneficiary Designation, but understand that no such change or revocation shall be effective unless it is signed by me and filed with Elco Industries, Inc.

                                                          JOHN C. LUTZ
                                                 ------------------------------
                                                            Signature

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Accepted by Elco Industries, Inc.

By:  /s/                                                        May 10, 1995
     ----------------------------                            ------------------
                                                                    Date

25-Apr-95

John Lutz
Supplemental Benefit Agreement

              Annual         Monthly                                        7.O%       Annual
               Base           Base       Contribution    Contribution      0.5654%     Benefit     Account
Month         Salary         Salary           %             Amount        Interest     Amount      Balance
07/94     $275,000.00     $22,916.67       15.80%         $3,620.83                                $3,620.83
08/94     $275,000.00     $22,916.67       15.80%         $3,620.83         $20.47                 $7,262.13
09/94     $275,000.00     $22,916.67       15.80%         $3,620.83         $41.06                $10,924.02
10/94     $275,000.00     $22,916.67       15.80%         $3,620.83         $61.76                $14,606.61
11/94     $275,000.00     $22,916.67       15.80%         $3,620.83         $82.59                $18,310.03
12/94     $275,000.00     $22,916.67       15.80%         $3,620.83        $103.52                $22,034.38
01/95     $275,000.00     $22,916.67       15.80%         $3,620.83        $124.58                $25,779.79
02/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $145.76                $30,007.22
03/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $169.66                $34,258.55
04/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $193.70                $38,533.92
05/95     $310,0OO.00     $25,833.33       15.80%         $4,081.67        $217.87                $42,833.46
06/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $242.18                $47,157.31
07/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $266.63                $51,505.61
08/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $291.21                $55,878.49
09/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $315.94                $60,276.10
10/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $340.80                $64,698.57
11/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $365.81                $69,146.05
12/95     $310,000.00     $25,833.33       15.80%         $4,081.67        $390.95                $73,618.67
01/96     $310,000.00     $25,833.33       15.80%         $4,081.67        $416.24                $78,116.58
02/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $441.67                $82,803.18
03/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $468.17                $87,516.28
04/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $494.82                $92,256.03
05/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $521.62                $97,022.58
06/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $548.57               $101,816.08
07/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $575.67               $106,636.68
08/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $602.92               $111,484.53
09/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $630.33               $116,359.79
10/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $657.90               $121,262.62
11/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $685.62               $126,193.17
12/96     $322,400.00     $26,866.67       15.80%         $4,244.93        $713.50               $131,151.60
01/97     $322,400.00     $26,866.67       15.80%         $4,244.93        $741.53               $136,138.06
02/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $769.72               $141,322.51
03/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $799.04               $146,536.28
04/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $828.52               $151,779.53
05/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $858.16               $157,052.42
06/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $887.97               $162,355.12
07/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $917.96               $167,687.81
08/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $948.11               $173,050.65
09/97     $335,296.00     $27,941.33       15.80%         $4,414.73        $978.43               $178,443.81
10/97     $335,296.00     $27,941.33       15.80%         $4,414.73      $1,008.92               $183,867.46
11/97     $335,296.00     $27,941.33       15.80%         $4,414.73      $1,039.59               $189,321.78
12/97     $335,296.00     $27,941.33       15.80%         $4,414.73      $1,070.43               $194,806.94
01/98     $335,296.00     $27,941.33       15.80%         $4,414.73      $1,101.44               $200,323.11
02/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,132.63               $206,047.06
03/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,164.99               $211,803.37
04/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,197.54               $217,592.23
05/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,230.27               $223,413.82
06/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,263.18               $229,268.32
07/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,296.28               $235,155.92
08/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,329.57               $241,076.81
09/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,363.05               $247,031.18
10/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,396.71               $253,019.21
11/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,430.57               $259,041.10
12/98     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,464.62               $265,097.04
01/99     $348,707.84     $29,058.99       15.80%         $4,591.32      $1,498.86               $271,187.22
02/99     $362,656.15     $30,221.35       15.80%         $4,774.97      $1,533.29               $277,495.48
03/99     $362,656.15     $30,221.35       15.80%         $4,774.97      $1,568.96               $283,839.41

25-Apr-95

John Lutz
Supplemental Benefit Agreement

              Annual         Monthly                                        7.O%       Annual
               Base           Base       Contribution    Contribution      0.5654%     Benefit     Account
Month         Salary         Salary           %             Amount        Interest     Amount      Balance
04/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,604.83               $290,219.21
05/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,640.90               $296,635.08
06/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,677.17               $303,087.22
07/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,713.66               $309,575.85
08/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,750.34               $316,101.16
09/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,787.24               $322,663.37
10/99     $362,656.15      $30,221,35      15.80%         $4,774.97      $1,824.34               $329,262.68
11/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,861.65               $335,899.30
12/99     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,899.17               $342,573.44
01/00     $362,656.15      $30,221.35      15.80%         $4,774.97      $1,936.91               $349,285.32
02/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $1,974.86               $356,226.15
03/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,014.10               $363,206.22
04/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,053.57               $370,225.76
05/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,093.26               $377,284.99
06/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,133.17               $384,384.13
07/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,173.31               $391,523.41
08/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,213.67               $398,703.05
09/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,254.27               $405,923.29
10/00     $377,162.40      $31,430,20      15.80%         $4,985.97      $2,295.09               $413,184.35
11/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,336.14               $420,486.46
12/00     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,377.43               $427,829.86
01/01     $377,162.40      $31,430.20      15.80%         $4,965.97      $2,418.95               $435,214.78
02/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,460.70               $442,840.09
03/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,503.82               $450,508.52
04/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,547.18               $458,220.31
05/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,590.78               $465,975.70
06/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,634.63               $473,774.94
07/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,678.72               $481,618.27
08/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,723.07               $489,505.95
09/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,767.67               $497,438.23
10/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,812.52               $505,415.36
11/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,857.62               $513,437.59
12/01     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,902.98               $521,505.18
01/02     $392,248.90      $32,687.41      15.80%         $5,164.61      $2,948.59               $529,618.38
02/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $2,994.46               $537,984.04
03/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,041.76               $546,397.00
04/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,089.33               $554,857.53
05/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,137.16               $563,385.89
06/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,185.27               $571,922.36
07/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,233.65               $580,527.21
08/02     $407,938.86      $33,994.91      15.50%         $5,371.20      $3,282.30               $589,180.71
09/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,331.23               $597,883.14
10/02     $407,938.86      $33,994.91      15.50%         $5,371.20      $3,380.43               $606,634.77
11/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,429.91               $615,435.88
12/02     $407,938.86      $33,994.91      15.80%         $5,371.20      $3,479.67               $624,286.75
01/03     $407,938.86      $33,994.91      15.50%         $5,371.20      $3,529.72               $633,187.67
02/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,580.04               $642,353.75
03/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,631.87               $651,571.66
04/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,683.99               $660,841.69
05/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,736.40               $670,164.13
06/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,789.11               $679,539.28
07/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,842.12               $688,967.44
08/03     $424,256.41      $35,354.70      15.80%         $5,586.04      $3,895.42               $698,448.90
09/03     $424,256.41      $35,354.70      15.50%         $5,586.04      $3,949.03               $707,983.97
10/03     $396,885.03      $33,073.75      15.80%         $5,225.65      $4,002.94               $717,212.56
11/03                                                                    $4,055.12               $721,267.68
12/03                                                                    $3,775.67   $74,010.57  $651,032.78
01/04                                                                    $3,775.67               $654,808.45
02/04                                                                    $3,775.67               $658,584.12
03/04                                                                    $3,775.67               $662,359.79
04/04                                                                    $3,775.67               $666,135.46
05/04                                                                    $3,775.67               $669,911.13
06/04                                                                    $3,775.67               $673,686.80
07/04                                                                    $3,775.67               $677,462.47

25-Apr-95

John Lutz
Supplemental Benefit Agreement

              Annual         Monthly                                        7.O%       Annual
               Base           Base       Contribution    Contribution      0.5654%     Benefit     Account
Month         Salary         Salary           %             Amount        Interest     Amount      Balance
08/04                                                                    $3,775.67               $681,238.14
09/04                                                                    $3,775.67               $685,013.81
10/04                                                                    $3,775.67               $688,789.48
11/04                                                                    $3,775.67               $692,565.15
12/04                                                                    $3,608.24   $74,010.57  $622,162.82
01/05                                                                    $3,608.24               $625,771.06
02/05                                                                    $3,608,24               $629,379.30
03/05                                                                    $3,608.24               $632,987.54
04/05                                                                    $3,608.24               $636,595.78
05/05                                                                    $3,608.24               $640,204.02
06/05                                                                    $3,608.24               $643,812.26
07/05                                                                    $3,608.24               $647,420.50
08/05                                                                    $3,608.24               $651,028.74
09/05                                                                    $3,608.24               $654,636.98
10/05                                                                    $3,608.24               $658,245.22
11/05                                                                    $3,608.24               $661,853.48
12/05                                                                    $3,429.08   $74,010.57  $591,271.97
01/06                                                                    $3,429.08               $594,701.05
02/06                                                                    $3,429.08               $598,130.13
03/06                                                                    $3,429.08               $601,559.21
04/06                                                                    $3,429.08               $604,988.29
05/06                                                                    $3,429.08               $608,417.37
06/06                                                                    $3,429.08               $611,846.45
07/06                                                                    $3,429.08               $615,275.53
08/06                                                                    $3,429.08               $618,704.61
09/06                                                                    $3,429.08               $622,133.69
10/06                                                                    $3,429.08               $625,562.77
11/06                                                                    $3,429,08               $628,991.85
12/06                                                                    $3,237.39   $74,010,57  $558,218.67
01/07                                                                    $3,237.39               $561,456.06
02/07                                                                    $3,237.39               $564,693.45
03/07                                                                    $3,237.39               $567,930.84
04/07                                                                    $3,237.39               $571,168.23
05/07                                                                    $3,237.39               $574,405.62
06/07                                                                    $3,237.39               $577,643.01
07/07                                                                    $3,237.39               $580,880.40
08/07                                                                    $3,237.39               $584,117.79
09/07                                                                    $3,237.39               $587,355.18
10/07                                                                    $3,237.39               $590,592.57
11/07                                                                    $3,237.39               $593,829.96
12/07                                                                    $3,032.28   $74,010.57  $522,851.67
01/08                                                                    $3,032.28               $525,883.95
02/08                                                                    $3,032.28               $528,916.23
03/08                                                                    $3,032.28               $531,948.51
04/08                                                                    $3,032.28               $534,980.79
05/08                                                                    $3,032.28               $538,013.07
06/08                                                                    $3,032.28               $541,045.35
07/08                                                                    $3,032.28               $544,077.63
08/08                                                                    $3,032.28               $547,109.91
09/08                                                                    $3,032.28               $550,142.19
10/08                                                                    $3,032.28               $553,174.47
11/08                                                                    $3,032.28               $556,206.75
12/08                                                                    $2,812.81   $74,010.57  $485,008.99
01/09                                                                    $2,812.81               $487,821.80
02/09                                                                    $2,812.81               $490,634.61
03/09                                                                    $2,812.81               $493,447.42
04/09                                                                    $2,812.81               $496,260.23
05/09                                                                    $2,812.81               $499,073.04
06/09                                                                    $2,812.81               $501,885.85
07/09                                                                    $2,812.81               $504,698.66
08/09                                                                    $2,812.81               $507,511.47
09/09                                                                    $2,812.81               $510,324.28
10/09                                                                    $2,812.81               $513,137.09
11/09                                                                    $2,812.61               $515,949.90

25-Apr-95

John Lutz
Supplemental Benefit Agreement

              Annual         Monthly                                        7.O%       Annual
               Base           Base       Contribution    Contribution      0.5654%     Benefit     Account
Month         Salary         Salary           %             Amount        Interest     Amount      Balance
12/09                                                                    $2,577.98   $74,010.57  $444,517.31
01/10                                                                    $2,577.98               $447,095.29
02/10                                                                    $2,577.98               $449,673.27
03/10                                                                    $2,577.98               $452,251.25
04/10                                                                    $2,577.98               $454,829.23
05/10                                                                    $2,577.98               $457,407.21
06/10                                                                    $2,577.98               $459,985.19
07/10                                                                    $2,577.98               $462,563.17
08/10                                                                    $2,577.98               $465,141.15
09/10                                                                    $2,577.98               $467,719.13
10/10                                                                    $2,577.98               $470,297.11
11/10                                                                    $2,577.98               $472,875.09
12/10                                                                    $2,326.71   $74,010.57  $401,191.23
01/11                                                                    $2,326.71               $403,517.94
02/11                                                                    $2,326.71               $405,844.65
03/11                                                                    $2,326.71               $408,171.36
04/11                                                                    $2,326.71               $410,498.07
05/11                                                                    $2,326.71               $412,824.78
06/11                                                                    $2,326.71               $415,151.49
07/11                                                                    $2,326.71               $417,478.20
08/11                                                                    $2,326.71               $419,804.91
09/11                                                                    $2,326.71               $422,131.62
10/11                                                                    $2,326.71               $424,458.33
11/11                                                                    $2,326.71               $426,785.04
12/11                                                                    $2,057.85   $74,010.57  $354,832.32
01/12                                                                    $2,057.85               $356,890.17
02/12                                                                    $2,057.85               $358,948.02
03/12                                                                    $2,057.85               $361,005.87
04/12                                                                    $2,057.85               $363,063.72
05/12                                                                    $2,057.85               $365,121.57
06/12                                                                    $2,057.85               $367,179.42
07/12                                                                    $2,057.85               $369,237.27
08/12                                                                    $2,057.85               $371,295.12
09/12                                                                    $2,057.85               $373,352.97
10/12                                                                    $2,057.85               $375,410.82
11/12                                                                    $2,057.85               $377,468.67
12/12                                                                    $1,770.17   $74,010.57  $305,228.27
01/13                                                                    $1,770.17               $306,998.44
02/13                                                                    $1,770.17               $308,768.61
03/13                                                                    $1,770.17               $310,538.78
04/13                                                                    $1,770.17               $312,308.95
05/13                                                                    $1,770.17               $314,079.12
06/13                                                                    $1,770.17               $315,849.29
07/13                                                                    $1,770.17               $317,619.46
08/13                                                                    $1,770.17               $319,389.63
09/13                                                                    $1,770.17               $321,159.80
10/13                                                                    $1,770.17               $322,929.97
11/13                                                                    $1,770.17               $324,700.14
12/13                                                                    $1,462.36   $74,010.57  $252,151.93
01/14                                                                    $1,462.36               $253,614.29
02/14                                                                    $1,462.36               $255,076.65
03/14                                                                    $1,462.36               $256,539.01
04/14                                                                    $1,462.36               $258,001.37
05/14                                                                    $1,462.36               $259,463.73
06/14                                                                    $1,462.36               $260,926.09
07/14                                                                    $1,462.36               $262,388.45
08/14                                                                    $1,462.36               $263,850.81
09/14                                                                    $1,462.36               $265,313.17
10/14                                                                    $1,462.36               $266,775.53
11/14                                                                    $1,462.36               $268,237.89
12/14                                                                    $1,132.99   $74,010.57  $195,360.31
01/15                                                                    $1,132.99               $196,493.30
02/15                                                                    $1,132.99               $197,626.29
03/15                                                                    $1,132.99               $198,759.28

25-Apr-95

John Lutz
Supplemental Benefit Agreement

              Annual         Monthly                                        7.O%       Annual
               Base           Base       Contribution    Contribution      0.5654%     Benefit     Account
Month         Salary         Salary           %             Amount        Interest     Amount      Balance
04/15                                                                    $1,132.99               $199,892.27
05/15                                                                    $1,132.99               $201,025.26
06/15                                                                    $1,132.99               $202,158.25
07/15                                                                    $1,132.99               $203,291.24
08/15                                                                    $1,132.99               $204,424.23
09/15                                                                    $1,132.99               $205,557.22
10/15                                                                    $1,132.99               $206,690.21
11/15                                                                    $1,132.99               $207,823.20
12/15                                                                      $780.57   $74,010.57  $134,593.20
01/16                                                                      $780.57               $135,373.77
02/16                                                                      $780.57               $136,154.34
03/16                                                                      $780.57               $136,934.91
04/16                                                                      $780.57               $137,715.48
05/16                                                                      $780.57               $138,496.05
06/16                                                                      $780.57               $139,276.62
07/16                                                                      $780.57               $140,057.19
08/16                                                                      $780.57               $140,837.76
09/16                                                                      $780.57               $141,618.33
10/16                                                                      $780.57               $142,398.90
11/16                                                                      $780.57               $143,179.47
12/16                                                                      $403.49   $74,010.57   $69,572.39
01/17                                                                      $403.49                $69,975.88
02/17                                                                      $403.49                $70,379.37
03/17                                                                      $403.49                $70,782.86
04/17                                                                      $403.49                $71,186.35
05/17                                                                      $403.49                $71,589.84
06/17                                                                      $403.49                $71,993.33
07/17                                                                      $403.49                $72,396.82
08/17                                                                      $403.49                $72,800.31
09/17                                                                      $403.49                $73,203.80
10/17                                                                      $403.49                $73,607.29
11/17                                                                      $403.49                $74,010.78
12/17                                                                        $0.00   $74,010.57        $0.21